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                                                                   Exhibit 23a
                                                            Form 10-K for 1994
                                                               File No. 1-8609

                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Pacific Telesis Group as follows:

   Form S-3:  PacTel  Capital  Resources  $500,000,000  Debt   Securities  and
              Guarantee thereof by Pacific Telesis Group

   Form S-3:  Secondary Offering  of 137,504  shares of Pacific  Telesis Group
              Common Stock

   Form S-3:  Shareowner Dividend Reinvestment and Stock Purchase Plan

   Form S-4:  ABI American Businessphones, Inc. Merger

   Form S-8:  Nonemployee Director Stock Option Plan

   Form S-8:  Supplemental Retirement and Savings Plan for Salaried Employees

   Form S-8:  Supplemental  Retirement   and  Savings  Plan   for  Nonsalaried
              Employees

   Form S-8:  Stock Option and Stock Appreciation Rights Plan

   Form S-8:  Stock Incentive Plan

of our reports dated May 17, 1995 on our audits of the financial statements of the Pacific Telesis Group Supplemental Retirement and Savings Plan for Salaried Employees, Pacific Telesis Group Supplemental Retirement and Savings Plan for Nonsalaried Employees and our report dated January 12, 1995 on our audit of the PacTel Corporation Retirement Plan as of April 1, 1994 and December 31, 1993 and for the period January 1, 1994 to April 1, 1994 and the accompanying supplemental schedules of assets held for investment purposes and reportable transactions as of April 1, 1994, filed as part of Exhibits 99b, 99c and 99d, respectively, to the Annual Report on Form 10-K of Pacific Telesis Group for the year ended December 31, 1994.







/s/ Coopers & Lybrand L.L.P.

San Francisco, California
May 17, 1995